AMENDMENT NUMBER TWO TO CREDIT AGREEMENT
This Amendment Number Two to Credit Agreement (“Amendment”) is entered into as of March 30, 2012, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), on the one hand, and SILICON GRAPHICS INTERNATIONAL CORP., a Delaware corporation (“Parent”), SILICON GRAPHICS FEDERAL, INC., a Delaware corporation (“Silicon Federal”; and together with Parent each individually a “Borrower”, and individually and collectively, jointly and severally, the “Borrowers”), and the undersigned Guarantor, on the other hand, with reference to the following facts:
A.    Borrowers, Agent, and Lenders have previously entered into that certain Credit Agreement, dated as of December 5, 2011 (as amended from time to time, the “Agreement”).
B.    Borrowers have requested that Agent and Lenders make certain amendments to the

Agreement as provided for and on the conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and supplement the Agreement as follows:
1.    DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.
2.    AMENDMENTS.
(a)    Schedule 1.1 of the Agreement is amended by deleting the definition of “Borrowing Base” set forth therein in its entirety and replacing it with the following:
“Borrowing Base” means, as of any date of determination, the result of:
(a)    the sum of (i) 85% of the amount of Eligible Domestic Accounts, plus (ii) the lesser of (1) $5,000,000 and (2) 85% of the amount of Eligible Foreign Accounts, less (iii) the amount, if any, of the Dilution Reserve, plus
(b)    the lowest of
(i)    the greater of (1) $15,000,000, or (2) the lesser of (x) $20,000,000 and (y) 100% of the amount of availability created by clause (a) above,
(ii)    50% of the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible Inventory, and
(iii)    85% times the most recently determined Net Liquidation Percentage times the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Borrowers’ Eligible Inventory, minus
(c)    the aggregate amount of reserves, if any, established by Agent under Section 2.1(c) of the Agreement.
(b)    Schedule 1.1 of the Agreement is amended by deleting the definition of “Eligible Accounts” set forth therein in its entirety and replacing it with the following:
“Eligible Accounts” means, collectively, Eligible Domestic Accounts and Eligible Foreign Accounts.
(c)    Schedule 1.1 of the Agreement is amended by adding the following definition of “Eligible Domestic Accounts” as set forth below in proper alphabetical:
“Eligible Domestic Accounts” means those Accounts created by any Borrower in the ordinary course of its business, that arise out of such Borrower’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Domestic Accounts shall be calculated net of customer deposits, finance charges and unapplied cash. Eligible Domestic Accounts shall not include the following:
(a)    Accounts that the Account Debtor has failed to pay within the earlier of (i) 90 days of original invoice date or (ii) 60 days of due date, and Accounts with selling terms of more than 60 days,
(b)    Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
(c)    Accounts with respect to which the Account Debtor is an Affiliate of a Borrower or an employee or agent of a Borrower or any Affiliate of a Borrower,
(d)    Accounts arising in a transaction wherein goods are samples, placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, COD, try and buy, or any other terms by reason of which the payment by the Account Debtor may be conditional (provided, that Accounts arising out of the sale of Shipped Goods shall not be rendered ineligible solely as a result of this paragraph (d)),

(e)    Accounts that are not payable in Dollars or Canadian Dollars,
(f)        Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States, Canada, or any state or province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent; provided, however, that clause (iii) above shall not apply to Canada or any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof so long as (y)

Agent’s Lien in such Accounts is perfected under applicable Canadian law satisfactory to Agent and its counsel, and (z) there is no Canadian law equivalent (including any equivalent law under any state, province, municipality, or other political subdivision thereof) to the Assignment of Claims Act, 31 USC §3727).
(g)    Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrowers have complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States,
(h)    Accounts with respect to which the Account Debtor is a creditor of a Borrower, is owed services from Parent or its Subsidiaries in respect of prepaid maintenance contracts or accrued warranty claims, or has asserted a right of setoff (including coop advertising and credit memos), or has disputed its obligation to pay all or any portion of the Account, to the extent of such prepayment, warranty accrual, claim, right of setoff, or dispute,
(i)        Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10%, or 20% with respect to each of the Account Debtors identified by Borrowers and approved in writing by Agent in its Permitted Discretion, or 40% with respect to a single Account Debtor identified by Borrowers and approved in writing by Agent in its Permitted Discretion (which such percentages, as applied to a particular Account Debtor, are subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,
(j)        Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,
(k)    Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition,
(1)    Accounts that are not subject to a valid and perfected first priority Agent’s Lien,
(m)    Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to (and accepted by) the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,
(n)    Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,
(o)    Accounts acquired in connection with a Permitted Acquisition, until the completion of a field examination of such Accounts, in each case, reasonably satisfactory to Agent (which field examination may be conducted prior to the closing of such Permitted Acquisition), or
(p)    Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrowers of the subject contract for goods or services.
(d)    Schedule 1.1 of the Agreement is amended by adding the following definition of “Eligible Foreign Accounts” as set forth below in proper alphabetical:
“Eligible Foreign Accounts” means any Account (a) meeting all of the criteria set forth in the definition of Eligible Domestic Accounts (except for the fact that they meet the conditions set forth in either clause (i) or clause (ii) of paragraph (f) thereof), (b) billed and collected by a Borrower in the United States, (c) in respect of an Account Debtor (x) whose has a corporate long term credit rating of at least BBB- by S&P and Baa3 by Moody’s, or (y) identified by Borrowers and approved in writing by Agent in its Permitted Discretion, and (d) that the Agent determines in its Permitted Discretion shall be treated as an “Eligible Foreign Account” for purposes hereof.
3.    REPRESENTATIONS AND WARRANTIES. Each Borrower hereby affirms to Agent and Lenders that all of such Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).
4.    NO DEFAULTS. Each Borrower hereby affirms to Agent and Lenders that no Event of Default has occurred and is continuing as of the date hereof.
5.    CONDITIONS PRECEDENT. The effectiveness of this Amendment is hereby conditioned upon receipt by Agent of a fully executed copy of (a) this Amendment from each party hereto, and (b) that certain Side Letter of even date herewith, each in form and substance satisfactory to Agent.
6.    REAFFIRMATION. Each Borrower hereby acknowledges and reaffirms (i) all of its obligations and duties under the Loan Documents, and (ii) that the Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral as provided in the Security Agreement.
7.    COSTS AND EXPENSES. Borrowers shall pay to Agent and Lenders all of Agent’s and Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.
8.    LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.
9.    COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto. This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.
10.    COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto. This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.
11.    REAFFIRMATION OF GUARANTY. The undersigned Guarantor hereby reaffirms and agrees that: (a) the Guaranty and the Loan Documents to which it is a party shall remain in full force and effect (including, without limitation, any security interests granted therein) after this Amendment is consummated as if consummated contemporaneously therewith; (b) nothing in the Loan Documents to which it is a party obligates Agent or the Lenders to notify the undersigned of any changes in the financial accommodations made available to the Loan Parties or to seek reaffirmations of the Loan Documents; and (c) no requirement to so notify either the undersigned or to seek the undersigned’s reaffirmations in the future shall be implied by this Section 10.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.
SILICON GRAPHICS INTERNATIONAL CORP.,
a Delaware Corporation
By:    /s/ James Wheat
Title: Chief Financial Officer

SILICON GRAPHICS FEDERAL, INC.,
a Delaware corporation
By:    /s/ James H. Brinker
Title: President

SGI INTERNATIONAL, INC.,
a Delaware corporation
By:    /s/ James Wheat
Title: Chief Financial Officer

WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company, as Agent and as a Lender
By:    /s/ Amelie Yehros
Title: Senior Vice President

S-1 Amendment No. 2